Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Western Alliance Bancorporation on Form S-4 of our reports dated February 17, 2015, relating to our integrated audit of the consolidated financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of Western Alliance Bancorporation for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGLADREY LLP

Phoenix, Arizona

April 21, 2015